                                                                   EXHIBIT 10(c)

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into as of the 11th day of August, 1997 by and between Atlantic Tele-Network, Inc., a Delaware corporation (the "Company"), and ATN MergerCo., a Delaware corporation ("Newco").

  WHEREAS, to eliminate corporate disputes and to maximize the value of the Company for the benefit of the Company and its stockholders, the Company has entered into a Principal Terms Agreement dated January 29, 1997 among the Company and its co-chief executive officers and principal stockholders, Cornelius B. Prior, Jr. ("Prior") and Jeffrey J. Prosser ("Prosser"), which contemplates the separation of the businesses and assets of the Company in the manner set forth herein and in the Recapitalization Agreement (as defined below) and the Subscription Agreement (as defined below); and

  WHEREAS, in order to accomplish such separation, the Company and Emerging Communications, Inc., a Delaware corporation ("ECI"), have entered into a Subscription Agreement of even date herewith (the "Subscription Agreement"), pursuant to which, subject to the terms and conditions set forth therein, the Company has agreed to transfer to ECI all of the capital stock of its wholly owned subsidiaries, Atlantic Tele-Network, Co., a Virgin Islands corporation ("ATNCo."), and Atlantic Aircraft, Inc., a Delaware corporation, as well as certain other assets of the Company as more fully described therein relating to businesses conducted by ATNCo., its subsidiaries, Virgin Islands Telephone Corporation, a Virgin Islands corporation ("VITELCO"), Vitelcom Cellular Inc., a Virgin Islands corporation, and Vitelcom, Inc., a Virgin Islands corporation, and Aircraft Corp. in exchange for 10,959,131 shares of common stock, par value $0.01 per share (the "ECI Common Stock"), of ECI; and

  WHEREAS, the Company, Prior, Prosser and the 1994 Prior Charitable Remainder Trust have entered into a Recapitalization Agreement dated of even date herewith (the "Recapitalization Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) the Company has agreed to repurchase an aggregate of 765,852 shares of common stock, par value $.01 per share (the "Company Common Stock"), of the Company owned by Prior and the Trust, and (b) Prosser has agreed to exchange 3,325,000 shares of Company Common Stock owned by Prosser and certain members of his family for 3,325,000 shares of a new class of common stock, par value $0.01 per share, of the Company denominated Class A Common Stock ("Class A Common Stock") and Prior has agreed to exchange 2,927,038 shares of Company Common Stock owned by Prior for 2,927,038 shares of a new class of common stock, par value $0.01 per share, of the Company denominated Class B Common Stock (the "Class B Common Stock" and, together with the Company Common Stock and the Class A Common Stock, the "Common Stock"); and

  WHEREAS, Newco desires to merge with the Company and the Company desires to merge with Newco, all upon the terms and subject to the conditions of this Merger Agreement.

  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.01. The Merger. (a) In accordance with the provisions of this Merger Agreement and the General Corporation Law of the State of Delaware (the "Delaware Act"), at the Effective Time (as hereinafter defined), Newco shall be merged (the "Merger") with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be the same as that of the Company. At the Effective Time, the separate existence of Newco shall cease.

  (b) The Merger shall have the effects on Newco and the Company as constituent corporations of the Merger as provided under the Delaware Act.

  Section 1.02. Effective Time. The Merger shall become effective at the time of filing of, or at such later time specified in, a certificate of merger, in the form required by and executed in accordance with the Delaware Act, with the Secretary of State of the State of Delaware in accordance with the provisions of (S) 251 of the Delaware Act (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

  Section 1.03. Certificate of Incorporation and By-Laws of Surviving Corporation. At the Effective Time, the Certificate of Incorporation shall be amended and restated in its entirety in the form set forth in Exhibit 1.03 hereto and the Certificate of Incorporation as so amended and the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law.

  Section 1.04. Directors and Officers of Surviving Corporation. The directors of Newco immediately prior to the Effective Time will be, from and after the Effective Time, the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be, from and after the Effective Time, the officers of the Surviving Corporation, in each case until their successors are elected and qualified.

  Section 1.05. Stockholders' Meeting. The Company will take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation and By-Laws to convene a special meeting of its stockholders (the "Special Meeting") as soon as practicable to consider and vote upon the approval and adoption of this Merger Agreement and the other components of the Transactions (as defined in the Subscription Agreement). The Company, through its Board of Directors, shall recommend to its stockholders approval and adoption of this Merger Agreement (which recommendation shall be contained in the related proxy statement) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Merger Agreement and the other components of the Transactions.

  Section 1.06. Filing of Certificate of Merger. At the Closing (as hereinafter defined), Newco and the Company shall cause a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in (S) 251 of the Delaware Act, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

  Section 1.07. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the constituent corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the constituent corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

                                  ARTICLE II

                             CONVERSION OF SHARES

  Section 2.01. Shares. (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) 0.40 shares of Common Stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") and
(ii) one share of ECI Common Stock.

  (b) The outstanding shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 5,704,231 shares of ECI Common Stock in the aggregate.

  (c) The outstanding shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 2,807,040 shares of Surviving Corporation Common Stock in the aggregate.

  (d) Each share of Common Stock, par value $0.01 per share, of Newco shall, by virtue of the Merger and without any action on the part of any holder thereof, be cancelled and no consideration shall be issued in respect thereof.

  (e) All shares of Class A Common Stock, Class B Common Stock, Company Common Stock and all shares of common stock, par value $0.01 per share, of Newco, by virtue of the Merger and without any action on the part of holders thereof, shall no longer be outstanding and shall be canceled and retired and cease to exist. Each holder of Company Common Stock, Class A Common Stock or Class B Common Stock immediately prior to the Effective Time shall, after the Merger, cease to have any rights with respect such Company Common Stock, Class A Common Stock or Class B Common Stock except the right to receive the applicable Merger consideration set forth in Section 2.01 upon surrender of certificates therefor in accordance with Section 2.02.

  Section 2.02. Exchange of Shares. Prior to the Effective Time, the Company shall select The Bank of New York or such other person or persons reasonably satisfactory to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, the Company shall make available, and each holder of certificates formerly representing Company Common Stock, Class A Common Stock and Class B Common Stock (each, a "Company Holder") will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such stock ("Certificates") for cancellation, certificates representing the number of shares of Surviving Corporation Common Stock and ECI Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares as provided in Section 2.04. Such shares of Surviving Corporation Common Stock and ECI Common Stock issued in the Merger shall each be deemed, for all purposes including the right to receive notices of and to vote at meetings of stockholders and the right to receive dividends, if any, to have been issued at the Effective Time.

  Section 2.03. Dividends, Transfer Taxes. Notwithstanding Section 2.02 hereof, no dividends or other distributions that are declared or made on Surviving Corporation Common Stock or ECI Common Stock will be paid to persons entitled to received certificates representing Surviving Corporation Common Stock or ECI Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates formerly representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Surviving Corporation Common Stock or ECI Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such stock in respect of a record date after the Effective Time. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Surviving Corporation Common Stock are to be issued in a name other than that in which the Certificates formerly representing shares of Company Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Surviving corporation Common Stock or ECI Common Stock or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a Company Holder for any shares of Surviving Corporation Common Stock, ECI Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat or similar abandoned property laws.

  Section 2.04. No Fractional Shares. Notwithstanding anything herein to the contrary, no certificates or scrip representing less than one full share of Surviving Corporation Common Stock or ECI Common Stock shall be issued upon the surrender for exchange of Certificates representing Company Common Stock, Class A Common Stock or Class B Common Stock pursuant to Section
2.02. In lieu of any such fractional share, each Company Holder who would otherwise have been entitled to a fraction of a share of Surviving Corporation Common Stock or ECI Common Stock pursuant to Section 2.01 shall be paid upon surrender of Certificates for exchange pursuant to Section 2.02 cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the Excess Shares (as defined below). As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Surviving Corporation Common Stock and ECI Common Stock delivered to the Exchange Agent by the Surviving Corporation over (ii) the aggregate number of full shares of Surviving Corporation Common Stock and ECI Common Stock to be distributed to holders of Company Common Stock, Class A Common Stock and Class B Common Stock (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for each of the former Company Holders, shall sell the Excess Shares at the prevailing prices on the American Stock Exchange. The sale of the Excess Shares by the Exchange Agent shall be executed on the American Stock Exchange through one or more member firms of the American Stock Exchange and shall be executed in round lots to the extent practicable. The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former Company Holders, the Exchange Agent will hold such proceeds in trust for each of such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former Company Holders in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Merger Agreement such amount to such former stockholders.

                                  ARTICLE III

                             CONDITIONS TO CLOSING

  The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

  Section 3.01. Stockholder Approval. This Merger Agreement and the Transactions (as defined in the Subscription Agreement) shall have been approved and adopted by the holders of a majority of the outstanding shares of Company Common Stock.

  Section 3.02. Closings. Each of the conditions to the closing under the Subscription Agreement (the "Subscription Agreement Closing") and the closing under the Recapitalization Agreement (the "Recapitalization Agreement Closing") shall have been satisfied or, with the consent of each party hereto, waived; the Subscription Agreement Closing shall have been consummated in accordance with the provisions of the Subscription Agreement; and the Recapitalization Agreement Closing shall have been consummated in accordance with the provisions of the Recapitalization Agreement.

  Section 3.03. Performance. Each of the parties hereto shall have performed and complied in all material respects with all obligations and conditions required by this Merger Agreement to be performed or complied with by it at or prior to the Closing.

                                  ARTICLE IV

                             CLOSING DATE; CLOSING

  Section 4.01. Closing Date; Closing. The closing of the Merger (the "Closing") shall take place on the same day as the Subscription Agreement Closing and the Recapitalization Agreement Closing and shall be held immediately after consummation of such closings as soon as practicable after satisfaction or waiver by the parties hereto of the conditions set forth in Article III hereof. The date on which the Closing occurs is referred to herein as the "Closing Date." The Closing shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005. At the Closing, the Company and Newco shall cause to be executed and filed with the Secretary of State of Delaware the Certificate of Merger in accordance with the applicable provisions of the Delaware Act and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

  Section 5.01. Termination. This Merger Agreement shall terminate upon any termination of the Subscription Agreement or the Recapitalization Agreement. In addition, this Merger Agreement may be terminated, notwithstanding stockholder approval hereof, at any time prior to the Effective Time by the Board of Directors of the Company and the Board of Directors of Newco without the authorization or consent of the Company's or Newco's stockholders. In the event of any such termination, neither party shall have any liability of any kind to the other party.

  Section 5.02. Entire Agreement. This Merger Agreement, together with all other written agreements which may be entered into between the parties in connection herewith and the transactions contemplated hereby and all other documents and instruments delivered in connection herewith and therewith and the transactions contemplated hereby and thereby, set forth the full and complete understanding of the parties hereto with respect to the transactions contemplated hereby.

  Section 5.03. Governing Law. Except where the laws of the State of Delaware are by their terms applicable, this Merger Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws rules thereof.

  Section 5.04. Headings. The headings in this Merger Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Merger Agreement.

  Section 5.05. Counterparts. This Merger Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  Section 5.06. Benefits. This Merger Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder.

  Section 5.07. Assignment. Neither this Merger Agreement nor any right hereunder may be assigned by the parties hereto without the prior written consent of the other party. Subject to the foregoing, this Merger Agreement shall be binding upon and inure to the benefit of the successors, heirs, representatives and assigns of each party hereto.

  Section 5.08. Amendment and Waiver. This Merger Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto. Subject to the Delaware Act any term, condition or provision of this Merger Agreement may be waived (if in writing) at any time by the party or each of the parties entitled to the benefits thereof.

  Section 5.09. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand, or when sent by telex or telecopier (with receipt confirmed) or by registered mail, return receipt requested, addressed as follows (or to such other address as a party may designate by notice to the other):

  (a)If to the Company or Newco:

    Atlantic Tele-Network, Inc.
    Estate Havensight
    P.O. Box 12030
    St. Thomas, U.S. Virgin Islands 00801
    (340) 774-2260 or 777-8000
    Attention: Cornelius B. Prior
    Telecopy: (809) 774-7790

with copies to:

    Lewis A. Stern, P.C.
    Fried, Frank, Harris, Shriver & Jacobson
    One New York Plaza
    New York, New York 10004
    (212) 859-8190
    Telecopy: (212) 859-8587

      and

    Atlantic Tele-Network, Inc.
    Chase Financial Center
    P.O. Box 1730
    St. Croix, U.S. Virgin Islands 00801-1730
    (340) 777-7700
    Attention: Jeffrey J. Prosser
    Telecopy: (809) 774-5487

      and

    Roger Meltzer, Esq.
    Cahill Gordon & Reindel
    80 Pine Street
    New York, New York 10005
    (212) 701-3851
    Telecopy: (212) 269-5420

  IN WITNESS WHEREOF, each of the Company and Newco has caused this Merger Agreement to be executed on the date first written above.

                                          Atlantic Tele-Network, Inc.

                                          By: /s/ Cornelius B. Prior
                                             __________________________________
                                             Name: Cornelius B. Prior
                                             Title: Co-Chief Executive Officer

                                          By: /s/ Jeffrey J. Prosser
                                             __________________________________
                                             Name: Jeffrey J. Prosser
                                             Title: Co-Chief Executive Officer

                                          ATN MergerCo.

                                          By: /s/ Cornelius B. Prior
                                             __________________________________
                                             Name: Cornelius B. Prior
                                             Title: President

                                                      EXHIBIT 1.03 TO AGREEMENT
                                                            AND PLAN OF MERGER

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          ATLANTIC TELE-NETWORK, INC.

                                  ARTICLE ONE

                                     NAME

  The name of the Corporation is Atlantic Tele-Network, Inc.

                                  ARTICLE TWO

                               REGISTERED OFFICE

  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

                                    PURPOSE

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR

                                 CAPITAL STOCK

  1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 30,000,000 shares divided into two classes of which 10,000,000 shares, par value $.01 per share, shall be designated Preferred Stock and 20,000,000 shares, par value $.01 per share, shall be designated Common Stock.

  2. Terms of the Preferred Stock

  2.1 Issuance. The Board of Directors is expressly authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.

  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

  (a) The number of shares constituting that series and the distinctive designation of that series;

  (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable to any other class or classes or series of stock;

  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

  (g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

  (h) The right of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

  (i) Any other power, preference or relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

  3. Terms of the Common Stock

  3.1 Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation's capital stock.

  3.2 Voting Rights. Subject to the preferential rights, if any, of the Preferred Stock and except as otherwise provided by applicable law, at every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

  3.3 Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

                                 ARTICLE FIVE

                                   DIRECTORS

  1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

  2. By-Laws. The board of directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

  3. No Ballot. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

  4. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article FIVE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE SIX

                                   EXISTENCE

  The Corporation is to have perpetual existence.

                                 ARTICLE SEVEN

                           COMPROMISE OR ARRANGEMENT

  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                 ARTICLE EIGHT

                                   AMENDMENT

  The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                       3